Exhibit 16.1

May 15, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Nowtransit Inc.’s Form 8-K, and have the following comments:

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We performed our last review of Nowtransit Inc for the 3-month period ended November 31, 2022, which we completed on January 31, 2023. We were disengaged subsequent to the performance of this work because we did not have the requisite knowledge base to audit a reverse merger.

Sincerely,

Spiegel Accountancy Corp

Pleasant Hill, CA